UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11 Case No.

Lehman Brothers Holdings Inc., et al.,	08-13555

Debtors.

MONTHLY OPERATING REPORT

NOVEMBER 2009

BALANCE SHEET AS OF JUNE 30, 2009 WITH

ACCOMPANYING SCHEDULES

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

SCHEDULE OF PROFESSIONAL FEE AND EXPENSE DISBURSEMENTS

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o WILLIAM J. FOX
1271 AVENUE OF THE AMERICAS
35th FLOOR
NEW YORK, NY 10020

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o SHAI WAISMAN
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., A DEBTOR IN POSSESSION (IN THE SOUTHERN DISTRICT OF NEW YORK)

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Lehman Brothers Holdings Inc.

Date: December 14, 2009	By:	/s/ William J. Fox
William J. Fox
Executive Vice President

Indicate if this is an amended statement by checking here:        AMENDED STATEMENT ☐

TABLE OF CONTENTS

Schedule of Debtors	3

Lehman Brothers Holdings Inc. (“LBHI”) and Other Debtors and Other Controlled Entities
Notes to the Balance Sheet	4
Balance Sheet	11

Accompanying Schedules:
Financial Instruments Summary and Activity	13
Real Estate Owned and Unencumbered — By Product Type	14
Commercial Real Estate Owned and Unencumbered — By Property Type and Region	15
Loan Portfolio (Funded and Unencumbered) Summary	16
Private Equity / Principal Investments Owned and Unencumbered	17
Derivatives Assets and Liabilities	18
Pledged Inventory	19
Reconciliation to November 2009 “State of the Estate” Presentation	20
Schedule of Unfunded Lending and Principal Investments Commitments	21
Intercompany Receivables and Payables	22

LBHI and Other Debtors and Other Controlled Entities
Basis of Presentation — Schedule of Cash Receipts and Disbursements	23
Schedule of Cash Receipts and Disbursements	24

LBHI
Basis of Presentation — Schedule of Professional Fee and Expense Disbursements	25
Schedule of Professional Fee and Expense Disbursements	26

SCHEDULE OF DEBTORS

The following entities have filed for bankruptcy in the Southern District of New York:

	Case No.	Date Filed
Lead Debtor:
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	9/15/2008

Related Debtors:
LB 745 LLC	08-13600	9/16/2008
PAMI Statler Arms LLC	08-13664	9/23/2008
Lehman Brothers Commodity Services Inc.	08-13885	10/3/2008
Lehman Brothers Special Financing Inc.	08-13888	10/3/2008
Lehman Brothers OTC Derivatives Inc.	08-13893	10/3/2008
Lehman Brothers Derivative Products Inc.	08-13899	10/5/2008
Lehman Commercial Paper Inc.	08-13900	10/5/2008
Lehman Brothers Commercial Corporation	08-13901	10/5/2008
Lehman Brothers Financial Products Inc.	08-13902	10/5/2008
Lehman Scottish Finance L.P.	08-13904	10/5/2008
CES Aviation LLC	08-13905	10/5/2008
CES Aviation V LLC	08-13906	10/5/2008
CES Aviation IX LLC	08-13907	10/5/2008
East Dover Limited	08-13908	10/5/2008
Luxembourg Residential Properties Loan Finance S.a.r.l	09-10108	1/7/2009
BNC Mortgage LLC	09-10137	1/9/2009
LB Rose Ranch LLC	09-10560	2/9/2009
Structured Asset Securities Corporation	09-10558	2/9/2009
LB 2080 Kalakaua Owners LLC	09-12516	4/23/2009

The Chapter 11 case of Fundo de Investimento Multimercado Credito Privado Navigator Investimento No Exterior (Case No: 08-13903) has been dismissed.

The Chapter 11 case of Lehman Brothers Finance SA (Case No: 08-13887) has been dismissed.

LEHMAN BROTHERS HOLDINGS INC. AND OTHER DEBTORS

AND OTHER CONTROLLED ENTITIES

MONTHLY OPERATING REPORT (“MOR”)

NOTES TO THE BALANCE SHEETS AS OF JUNE 30, 2009

(AND ACCOMPANYING SCHEDULES)

(Unaudited)

Basis of Presentation

The information and data included in this MOR are derived from sources available to Lehman Brothers Holdings Inc. (“LBHI”) and its Controlled Entities (collectively, the “Company”). Controlled Entities refers to those entities that are directly or indirectly controlled by LBHI, and exclude, among other things, certain entities under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act.  LBHI and certain of its Controlled Entities have filed for protection under Chapter 11 of the Bankruptcy Code, referred to herein as “Debtors”.  The Debtors’ Chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Rule 101(b) of the Federal Rules of Bankruptcy Procedure.   Entities that have not filed for protection under Chapter 11 of the Bankruptcy Code in the United States are referred to herein as “Non-Debtors”, though they may be a party to other proceedings, including among other things, liquidations or other receiverships abroad. The Company has prepared this MOR, as required by the Office of the United States Trustee, based on the information available to the Company at this time, but notes that such information may be incomplete and may be materially deficient in certain respects.  This MOR is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

This MOR should be read in conjunction with previously filed financial statements and accompanying notes in LBHI’s annual and quarterly reports and Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”) and other filings dated post Chapter 11 as filed with various regulatory agencies by Controlled Entities.  This MOR is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), although, certain, but not all, of the deviations from GAAP and other pertinent disclosures are described in these Notes.

The Balance Sheets and Accompanying Schedules (collectively, the “Balance Sheet”)  do not reflect normal period-end adjustments that were generally recorded by the Company prior to the filing of the Chapter 11 cases upon review of major accounts as of the end of each quarterly and annual accounting period. This MOR does not include explanatory footnotes and other disclosures required under GAAP and is not presented in a GAAP-based SEC reporting format.  Certain classifications utilized in this MOR may differ from prior report classifications, accordingly amounts may not be comparable.

Certain items presented in this MOR remain under continuing review by the Company and may be accounted for differently in future monthly reports. Accordingly, the financial information herein is subject to change and any such change could be material.

The Balance Sheet does not reflect or provide for all the consequences of the Company’s Chapter 11 cases (i) as to assets, including a wide range of legal claims the Company is pursuing or considering pursuing, their realizable values on a liquidation basis or their availability to satisfy liabilities; and (ii) as to pre-petition liabilities, the amounts that may be allowed for claims or contingencies, or their status and priority. Accordingly, future monthly reports may reflect adjustments (including write-downs and write-offs) to the assets and adjustments to the liabilities, which may be material.

The Balance Sheet does not reflect off-balance sheet commitments, including, but not limited to, fully unfunded commitments under corporate loan agreements, real estate and private equity partnerships, and other agreements, contingencies and guarantees made by the Company prior to the Chapter 11 cases. The validity, existence and extent of obligations under the various guarantees have yet to be determined.

The Balance Sheet reflects the investments in LBHI’s wholly-owned indirect subsidiaries Aurora Bank FSB (formerly known as Lehman Brothers Bank FSB) (“Aurora”) and Woodlands Commercial Bank (formerly known as Lehman Brothers Commercial Bank) (“Woodlands”), (collectively the “Banks”) on an equity basis in “Investments in affiliates — LBHI Controlled Non-Debtor Entities”.  In previous MORs, the various assets and liabilities of Aurora and Woodlands were included on a consolidated basis in “Total LBHI Controlled Entities”.

Subsequent to December 31, 2008, Luxembourg Residential Properties Loan Finance S.a.r.l, BNC Mortgage LLC, LB Rose Ranch LLC, Structured Asset Securities Corporation and LB 2080 Kalakaua Owners LLC filed for protection under Chapter 11 of the Bankruptcy Code and are now included in the Balance Sheet as Debtor Entities.

This MOR is not audited and will not be subject to audit or review by the Company’s external auditors at any time in the future.

Use of Estimates

In preparing the Balance Sheet, the Company makes various estimates that affect reported amounts and disclosures. Broadly, those amounts are used in measuring fair values or expected recoverable amounts of certain financial instruments and other assets and establishing various reserves.

Estimates are based on available information and judgment. Therefore, actual results could differ from estimates and could have a material effect on the Balance Sheet and Notes thereto.  As more information becomes available to the Company, including the outcome of various negotiations, litigation, etc., it is expected that estimates will be revised.  Such revisions may be material.

Cash and Investments

Cash and short term investments include demand deposits, interest-bearing deposits with banks, U.S. government obligations,  U.S. government guaranteed securities with maturities of three months to two years and U.S. and foreign money market funds.

Cash and investments may differ from previously filed MORs as the amounts recorded in the June 30, 2009 Balance Sheet reflect book balances and include legacy foreign bank accounts.

Cash and Investments Pledged or Restricted

Cash and investments pledged or restricted primarily include the cash and investments pledged on or prior to September 15, 2008 by the Company in connection with certain documents executed by the Company and various financial institutions. Substantially all of the $11.6 billion reported on the balance sheet of LBHI is being held by the respective financial institutions. The Company has not recorded any reserves against the pledged cash as the Company is in discussions with these financial institutions and other counterparties regarding these pledges, or in some cases the Company does not have sufficient information at this time as to the circumstances surrounding these pledges. Accordingly, adjustments (including write-downs and write-offs), which may be material, may be reflected in future financial statements.

In addition, cash and investments pledged or restricted includes:  (i) cash collected on loans by the Company that collateralize notes pledged to certain financial institutions of approximately $1.4 billion held by Lehman Commercial Paper Inc. (“LCPI”) (also reported as post-petition payable); (ii) cash collected on derivatives trades which collateralized notes; (iii) pre-petition balances on administrative hold by certain financial institutions; and (iv) misdirected cash received from third parties. No admission is made as to the validity, enforceability or perfection of any such collateralization and all rights in respect thereof are reserved.

Cash Seized

Prior to the Chapter 11 cases, a financial institution offset approximately $485 million in bank deposits against derivatives claims. Subsequent to the Chapter 11 cases, approximately $510 million was seized by a financial institution to offset derivatives claims against the Debtors. The Company is in active discussions and/or litigation in pursuit of its rights to recover these amounts from these financial institutions.  Such amounts are not reflected in the Balance Sheet.

Financial Instruments and Other Inventory Positions and Derivatives and Other Contractual Agreements Liabilities

Financial instruments and other inventory positions and derivatives and other contractual agreements liabilities are presented at fair value except, as described below, for equity and fixed income principal investments and derivatives assets. Fair value is determined by utilizing observable prices or pricing models based on a series of inputs to determine the present value of future cash flows. The fair value measurements used to record the financial instruments described below may not be in compliance with GAAP requirements.

Prior to the Chapter 11 cases, certain intercompany financing transactions may have occurred amongst the Company entities.  For presentation purposes, inventory (not pledged to a third-party financing) collateralizing the financing transaction has not been transferred and continues to be reflected on the balance sheet of the entity receiving the financing, along with the related liability. These transactions are under review. Upon completion of such review, related amounts recorded in the Balance Sheet may require adjustments in future periods which may be material.

Financial instruments include Senior Notes held by Debtor entities in securitization structures collateralized by assets (principally corporate and real estate loans) that were under loan participation or repurchase agreements by LBHI Controlled Entities prior to the Chapter 11 cases.  Subordinated Notes held and equity interests originally retained in these structures have been fully written-down, reflecting the valuation of the assets collateralizing the structures. Senior Notes are valued based on the lower of (i) fair values of the underlying collateral as of June 30, 2009, or (ii) par value of the note.  These notes, approximately $2.5 billion at LBHI and $750 million at LCPI, have been pledged to a financial institution.  The fair values of these notes, estimated as of June 30, 2009, were recorded within Loans, Real Estate and Principal Investments in the amounts of $1,217 million, $1,448 million, and $553 million, respectively.  The Company is pursuing its rights to recover these assets and at this time, the Company does not have sufficient information to be able to record reserves for such amounts, but adjustments (including write-downs and write-offs), which may be material, may be reflected in future MORs.

The Company is not in possession or does not have complete control of certain financial instruments reflected on its books and has filed or is in the process of filing claims with the affiliated broker-dealer or other counterparties.

Derivatives

Derivative Assets.  Derivative assets represent amounts due from counterparties related to matured, terminated and open trades recorded at expected recovery amounts, net of cash and securities collateral received. Recoveries in respect of derivatives receivables are complicated by numerous and unprecedented practical and legal challenges, including: (i) whether counterparties have validly declared termination dates in respect of derivatives and lack of clarity as to the exact date and time as of when counterparties ascribed values to their derivatives contracts; (ii) abnormally wide bid-offer spreads and extreme liquidity adjustments resulting from market conditions in effect as of the time when the vast majority of the Company’s derivatives transactions were terminated and whether such market conditions provide the Company with a basis for invalidating counterparty valuations; (iii) counterparty creditworthiness, which can be reflected both in reduced actual cash collections from counterparties and in reduced valuations ascribed by the market to such counterparties’ derivatives transactions and whether, in the latter circumstance, such reduced valuations are legally valid deductions from the fair value of derivatives receivables; and (iv) legal provisions in derivatives contracts that purport to penalize the defaulting party by way of close-out and valuation mechanics, suspended payments, structural subordination in relation to transactions with certain special purpose vehicles, deductions for financial advisory and legal fees that the Company believes are excessive and expansive set-off provisions.

The expected recovery amounts are determined using various models, data sources, and certain assumptions regarding contract provisions.  The Company expects to adjust the amounts recorded for the derivative assets in the future as the Company obtains greater clarity on the issues referred to above; such adjustments (including write-downs and write-offs) may be material.

Derivative assets include amounts that may collateralize certain notes.  These amounts continue to be under review with respect to whether any security interests are valid, perfected, or enforceable and whether they might be voidable under U.S. Bankruptcy Law.

Pursuant to an order entered in the Chapter 11 cases, certain of the Company entities have commenced a hedging program in order to protect the value of certain derivatives transactions that have not been terminated by counterparties. The cash posted as collateral, net mark-to-market on the futures positions and the net realized gains are reflected in Receivables and Other Assets in the Balance Sheet.

Derivative Liabilities.  Derivative liabilities represent amounts due to counterparties related to open, matured and terminated transactions.  These derivative liabilities are recorded at fair value net of cash and/or securities collateral.  The Company used the following as the fair value for derivative liabilities: (i) the fair values as of June 30, 2009 for trades open as of June 30, 2009, (ii) the fair values at the date of termination or maturity where the counterparty notified the Company of such termination prior to June 30, 2009, or (iii) the last valuation recorded by the Company prior to the Chapter 11 cases, where a (more recent) fair value was unable to be determined.

Derivative liabilities amounts reflected in the Balance Sheet do not represent claims made against the Company.  It is likely that once the filed claims are reviewed, the claim amounts will be materially different than the fair value of the liabilities. As with the complexities described above regarding recoveries of derivative assets, similar issues will arise for derivative liabilities.

In April 2008, Lehman Brothers Commodity Services Inc. (“LBCS”) entered into a 30-year agreement to supply natural gas to a third party and received an upfront payment. In September 2008, the agreement was terminated and LBCS’ obligation related to this agreement is recorded as a liability included in “Derivative and Other Contractual Agreements” in LBCS’ balance sheet.

Real Estate

Real Estate includes residential and commercial whole loans, residential and commercial real estate owned properties, joint venture equity interests in commercial properties, and other real estate related investments. Real Estate financial instruments are recorded at fair value. In most cases, pricing models incorporate projected cash flows, discounted at rates based on certain market assumptions, provided by third parties for the commercial real estate portfolio, while valuations for residential real estate assets are primarily based on recent comparable sales activity.

Loans

Loans consist of draw downs by borrowers on facilities with fixed maturity dates and are contingent on certain representations and contractual conditions applicable to the borrower. Loans are recorded at fair value.

Loan participations, under a United Kingdom law Loan Market Association (“LMA”)-style loan participation agreement, do not result in a change in the beneficial ownership of the underlying loans due to an act of insolvency. As a result LCPI, as grantor, retained certain of these loans and has recorded approximately $800 million in loans participated prior to the Chapter 11 cases to Lehman Brothers Bankhaus A.G. (“LB Bankhaus”), and a corresponding liability due to LB Bankhaus in “Due to Affiliates —Non-LBHI Controlled Entities” on the Balance Sheet.  Principal and interest received from the borrowers on these loans is being reported as cash on the Balance Sheet.

Private Equity / Principal Investments

Private Equity / Principal Investments include equity and fixed-income direct investments in corporations and general partner and limited partner interests in asset managers (including private equity) and in related funds.  Equity principal investments are primarily valued utilizing discounted cash flows, comparable trading (including cross-cycle analysis) and transaction multiples. Fixed income principal investments are primarily valued utilizing market trading, comparable spreads and yields (including cross-cycle analysis), and recovery analysis. Investments in private equity and hedge funds are valued at the net asset value unless an impairment is assessed, e.g., determined not to provide future funding, and as a result, an adjustment to the net asset value is recorded.

On May 4, 2009, the Company completed the transfer to Neuberger Berman Group LLC (the “Purchaser”) the equity interests of certain subsidiaries and assets related to its investment management business, and the assumption of certain related liabilities. The Purchaser issued certain Preferred Units (aggregate liquidation preference of $875 million, subject to certain adjustments) and common equity interests in connection with this acquisition. As consideration, the Company received 93% of the Preferred Units and 49% of the aggregate common equity interests.  The Company has recorded its preferred and common equity interests at the amounts initially calculated prior to the closing of the acquisition ($1,017 million, as reported in the Section 341 Presentation dated January 29, 2009), which is reflected in Private Equity / Principal Investments on the Balance Sheet of a Non-Debtor entity as of June 30, 2009.  This initial valuation has not been updated, and as such, may lead to potential adjustments in future MORs.  The Company has written off any goodwill previously reflected in Receivables and Other Assets in a Non-Debtor entity on the December 31, 2008 Balance Sheet.

Due to/from and Investments in Affiliates - Transactions with LBHI Controlled Entities and Non-LBHI Controlled Entities (separately or collectively, “Affiliates”)

Receivables and payables amongst the Company entities consist of: (i) intercompany derivative contracts recorded on September 14, 2008 at fair value in the Company’s records, and (ii) other intercompany receivables and payables derived from financings and normal course of business activities as of June 30, 2009.

Receivables from and payables to Non-LBHI Controlled Entities consist of derivative contracts recorded at fair value in the Company’s records and other intercompany receivables and payables derived from financings and normal course of business activities recorded as of September 14, 2008, except for certain repurchase and other financing agreements which are reflected (for purposes of this presentation) net of collateral inventory.

This Balance Sheet does not reflect the projected recovery value of the receivables from Affiliates and investments in Affiliates or an estimate of potential payables to Affiliates, as the aforementioned recovery values or potential liabilities are not yet determinable.

Current market valuations for assets held at Non-LBHI Controlled Entities are neither maintained by nor readily available to the Company. As such, investments in Non-LBHI Controlled Entities are recorded at the net book values which were recorded as of

September 14, 2008.  Adjustments may be required in future MORs (including write-downs and write-offs), as amounts ultimately realized may vary materially from amounts reflected on the Balance Sheet.  Affiliates that incurred cumulative net operating losses in excess of capital contributions are reflected as a negative amount in investments in Affiliates on the Balance Sheet.

This Balance Sheet reflects the obligations for certain administrative services and bankruptcy related costs incurred through June 30, 2009. The accrued costs not paid as of June 30, 2009 are reflected as accrued liabilities.  These costs have been allocated to significant Debtor and Non-Debtor LBHI Controlled Entities and are reflected as receivables from and payables to LBHI Controlled Debtor and Non-Debtor Entities.

Company entities have engaged in cash transfers and transactions post-petition between Affiliates subject to a Cash Management Order approved by the Court.  These transfers and transactions are primarily to support activities on behalf of other LBHI-Controlled Entities that may not have adequate liquidity for such things as funding private equity capital calls, restructuring of certain investments, or paying operating expenses. The transferring affiliate is entitled to certain claim priorities in the case of other Debtors, (and in the case of Non-Debtor Entities, a promissory note accruing interest at a market rate) and where available, collateral to secure the advanced funds.  Similarly, LBHI has received cash on behalf of other LBHI-Controlled Entities post-petition, most often in cases where an LBHI-Controlled Entity has sold an asset and may not have a bank account to hold the proceeds received in the sale.  These LBHI-Controlled Entities have administrative claims to LBHI for this cash.  All of the above cash transactions are reflected in Due from Affiliates — LBHI Controlled Entities — post petition and Due to LBHI-Controlled Entities.

On September 19, 2008, Lehman Brothers Inc., (“LBI”) a subsidiary of LBHI that is currently in liquidation pursuant to the Securities Investor Protection Act of 1970, transferred virtually all of its subsidiaries to Lehman Ali Inc., (“ALI”) a subsidiary of LBHI, for a paid-in-kind promissory note (“PIK Note”). The Company has recorded this transfer in its books and records at a de minimus amount as the Company believes the PIK Note has no value.  Under the terms of the PIK Note and Security Agreement, the principal sum equal to the fair market value of the acquired stock of the subsidiaries transferred to ALI by LBI, as of September 19, 2008 is to be determined by Lazard Ltd. (“Lazard”) pursuant to a methodology mutually agreed upon between LBI and Lazard.  In the event such valuation reflects a positive value, then the balance sheet shall be adjusted accordingly.

Subsequent to September 15, 2008, certain of the Company’s derivative trades and related collateral processed through the Chicago Mercantile Exchange (“CME”) were transferred to other CME members and the financial impact to (and potential legal claim of) the Company is undetermined as of the date of this MOR filing.  The Company had recorded a receivable from LBI as its clearing CME member.  Accordingly, adjustments (including write-downs and write-offs), which may be material, may be reflected in future MORs.

The systems utilized by the Company have recorded, in certain cases, interest income or expense on outstanding balances between Affiliates; accordingly, such amounts are included in the Balance Sheet. Realization may be impacted by bankruptcy proceedings in the various legal jurisdictions and may require adjustments in future MORs which may be material.

The Banks

On February 20, 2009, the Company made a capital contribution of $200 million to Woodlands.  In exchange for the contribution, Woodlands provided the Company with the right to receive the first $200 million of any recovery on a loss incurred when a financial institution obtained control of Woodlands’ securities that had been placed with LBI for safekeeping.

During the six month period ending June 30, 2009, the Company made capital contributions to Aurora of approximately $400 million consisting of mortgage servicing rights, forgiveness of liabilities to the Company, and cash.

Under a Master Forward Agreement (“MFA”), as amended in August 2008, the Company agreed to purchase all loans held for sale from Aurora, without recourse, on a sale date designated by Aurora equal to Aurora’s cost of the loan less principal payments received to date.  The Company did not perform its obligation to purchase the loans resulting in an event of default.  As a result, Aurora obtained control of the approximately $440 million of estimated value of collateral in the form of mortgage servicing rights posted by the Company.  The Company has a payable balance with Aurora representing the Company’s estimated obligation under the MFA.  In addition, certain assets included in the real estate inventory on the Balance Sheet of approximately $215 million have been posted by certain Affiliates of LBHI through joinder agreements to Aurora under the MFA.

The Company entered into (i) a Master Repurchase Agreement, as originated in March 2009 and amended in July 2009, with Aurora to provide Aurora with up to $450 million of borrowing capacity and (ii) a bridge financing facility in October of 2009, with Aurora’s wholly owned loan servicing subsidiary where the Company will provide up to $500 million in short-term secured financing.  As of June 30, 2009, there are no outstanding balances on these borrowing facilities.

Financings

The Company has securitization and financing agreements with third parties, where under some of these agreements an event of default has occurred. Such events of default include breach of collateralization ratio, failure to pay interest, failure to repurchase assets on the specified date, or LBHI’s bankruptcy. This MOR reflects these securitizations and financings (for purposes of this presentation) net of the respective securities inventory collateral except where expected cash payments are not current, (reported, prior to the Chapter 11 cases, in financial instruments and other inventory positions in the Balance Sheet) either as a net payable or, if it resulted in a net receivable, in certain cases, a reserve was recorded. These agreements with financing counterparties are subject to ongoing legal review.  As such, net amounts recorded in the Balance Sheet are estimates and may require adjustments in future periods.  The Company has or is in the process of submitting a claim to Affiliates in other receiverships to recover certain financial instruments.

Liabilities Subject to Compromise

Liabilities subject to compromise refers to pre-petition obligations of the Debtors and does not represent the Company’s current estimate of known or potential obligations to be resolved in connection with the Chapter 11 cases. Any differences between amounts recorded in the Debtors’ books as of their respective petition dates and the creditors’ claims, including tax authorities and derivatives counterparties, filed by the Bar Date, will be material.

Taxes

Due to the uncertainties of future taxable profits, the deferred tax assets recorded by LBHI and its subsidiaries prior to the bankruptcy filings have been reversed through valuation allowances.  Deferred tax assets have not been recorded for the post-petition portion of 2008 or for 2009. Provisions for 2009 federal taxes are reported at $0.  Payables accounts contain amounts for state and local income taxes, some of which are reported on a combined basis, including LBHI and certain subsidiaries, and some of which are imposed on a separate company basis. There exists a recorded federal income tax refund claim of approximately $350 million, included in receivables and other assets, related to the estimated anticipated carry-back of net operating losses. The Company recently filed its 2008 consolidated Federal tax return with a net operating loss of approximately $47 billion and is currently evaluating the potential impact of the five-year net operating loss carry-back provision recently enacted into federal law.

Receivables and other assets include a litigation refund receivable from the 1997-2000 IRS audit cycles of approximately $590 million.  This amount represents a pre-petition deposit with the IRS against assessed tax, penalty and interest. The Company has undertaken discussions with the IRS to pursue this refund.  Previously recorded reserves for uncertain tax positions under Financial Accounting Standards Board Interpretation No. 48 of approximately $500 million have been retained. Various IRS and other jurisdiction audits are ongoing for years subsequent to 2000. As these discussions and proceedings are not completed, the Company does not have sufficient information as to the realization of refunds or results of audits, or additional reserves which may be required. Accordingly, adjustments (including write-downs and write-offs), which may be material, may be reflected in future MORs.

Currency Translation

The Company’s general ledger systems automatically translate assets and liabilities (including borrowings) of LBHI and non-LBHI Controlled Entities having non-U.S. dollar functional currencies using exchange rates as of the Balance Sheet date. The gains or losses resulting from translating non-US dollar functional currency into U.S. dollars are included in Stockholder’s Equity.

Legal Proceedings

The Company is involved in a number of judicial, regulatory and arbitration proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters. The Company is unable at this time to determine the financial impact of such proceedings and any recoveries or liabilities may have upon the Balance Sheet at this time. As more information becomes available in the future, the Company may record related amounts, which may be material, in future MORs.

Subsequent Events

The Company has recorded amounts in the books and records as of June 30, 2009 based on the information available at the time the review was performed. Any events subsequent to the time of the review are not reflected in the Balance Sheet and will be reflected in future MORs.

The respective Bar Dates for all creditors, except the Internal Revenue Service, have passed. To date, in excess of 64,000 claims with a face amount in excess of $820 billion have been filed in various priorities against the various Debtors. The population of claims includes over 19,000 that are either unliquidated, contingent or otherwise not quantified by the claimant, and over 7,200 guarantee claims.  The Debtors have identified differences between amounts claimed by creditors and the amounts recorded in the Debtors’ records and ledgers as of their respective petition dates. The Debtors are in the process of and will continue to investigate these differences (including unliquidated and contingent claims) and will seek to reconcile such differences through its claims resolution process. To date, the Company has identified many claims which it believes should be disallowed for a number of reasons, including but not limited to claims that are duplicative of other claims, claims that are amended by later filed claims, claims that are not properly filed against a Debtor in these proceedings and claims that are either overstated, assert an incorrect priority or that cannot otherwise properly be asserted against these Debtors. The Debtors intend to object to such claims as appropriate. Accordingly, adjustments, which may be material, may be reflected in future balance sheets and MORs.

Financial Systems and Control Environment

For the June 30, 2009 financial close, certain financial applications were operated by a third party on the Company’s behalf and were enabled to accommodate the Company’s ability to close its financial records.  Procedures, controls and resources used to create the Balance Sheet were modified, including a significant reduction in resources, in comparison to what was available to the Company prior to the Chapter 11 cases.  In certain cases, bank reconciliations as of June 30, 2009 were not available, and as such, the Company used alternative procedures. The Company is continuously reviewing its accounts, and as a result, modifications, errors and potential misstatements might be identified that require future adjustments.

Accompanying Schedules

The amounts disclosed in the Accompanying Schedules to the Balance Sheet included in this MOR filing are based on the information available at the time of the filing and are subject to change as additional information becomes available.  Certain amounts previously reported in prior MOR filings (including, but not limited to, June 30, 2009 preliminary derivatives balances and metrics previously reported in an accompanying schedule to the December 31, 2008 Balance Sheet as filed on August 21, 2009), have changed as a result of the availability of additional information.

Rounding

The Balance Sheet and the Accompanying Schedules may have rounding differences in their summations. In addition, there may be rounding differences between the financial information on the Accompanying Schedules and the related amounts on the Balance Sheet.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Balance Sheet As of June 30, 2009

(Unaudited)

	DEBTOR ENTITIES(1) (continued on next page)
	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Lehman Commercial Paper Inc.	Luxembourg Residential Properties Loan Finance S.a.r.l.	LB 745 LLC
$ in millions	08-13555	08-13888	08-13885	08-13901	08-13893	08-13902	08-13899	083-13900	09-10108	08-13600

Assets
Cash and investments	$3,084	$3,100	$896	$408	$164	$425	$384	$914	$1	$—
Cash and investments pledged or restricted	11,564	310	34	—	—	—	—	1,370	—	—
Financial instruments and other inventory positions:
Real estate	1,989	—	—	—	—	—	—	1,648	270	—
Loans	1,479	2	—	—	—	—	—	1,789	—	—
Private equity/Principal investments	1,594	—	—	—	—	—	—	475	—	—
Derivatives and other contractual agreements	3	10,475	874	84	165	48	62	327	—	—
Total financial instruments and other inventory positions	5,066	10,477	874	84	165	48	62	4,239	270	—
Receivables and other assets	1,584	509	1	9	—	14	—	316	—	—
Investments in affiliates:
LBHI controlled debtor entities	1,225	260	—	—	—	—	—	143	—	—
LBHI controlled non-debtor entities	(26,510)	374	—	—	—	—	—	954	—	—
Non-LBHI controlled entities	14,838	—	—	—	—	—	—	—	—	—
Total Investments in affiliates	(10,448)	634	—	—	—	—	—	1,097	—	—
Due from affiliates:
LBHI controlled entities - post petition	767	—	233	4	13	—	3	161	—	304
LBHI controlled debtor entities	44,952	1,622	1,118	1,417	—	—	2	4,739	7	33
LBHI controlled non-debtor entities	43,014	506	—	22	—	—	—	8,583	—	161
Non-LBHI controlled entities	59,609	8,542	1,881	3,121	1,450	—	—	712	—	2
Total due from affiliates	148,343	10,670	3,232	4,564	1,463	—	5	14,195	7	500
Total assets	$159,193	$25,701	$5,037	$5,065	$1,792	$486	$451	$22,131	$277	$500

Liabilities and stockholders’ equity

Accounts payable and other liabilities:
Payables	$170	$—	$—	$—	$—	$—	$—	$1,370	$—	$—
Due to LBHI controlled entities	778	293	—	—	—	1	—	8	—	—
Total accounts payable and liabilities	948	293	—	—	—	1	—	1,378	—	—

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	—	9,991	2,214	956	474	53	57	73	—	—
Borrowings	99,007	—	—	—	—	—	—	—	—	—
Payables	2,427	408	10	18	—	4	—	282	—	—
Due to affiliates:
LBHI controlled debtor entities	6,154	20,351	2,529	1,621	453	204	113	22,167	—	—
LBHI controlled non-debtor entities	22,852	1,505	—	80	—	—	—	1,839	593	—
Non-LBHI controlled entities	50,730	785	25	2,088	392	1	10	1,818	—	—
Total due to affiliates	79,736	22,641	2,553	3,788	844	205	123	25,824	593	—
Total liabilities (subject to compromise for Debtor entities only)	181,170	33,041	4,777	4,762	1,319	261	181	26,178	593	—
Total liabilities	182,118	33,334	4,777	4,762	1,319	262	181	27,556	593	—

Stockholders’ equity
Preferred stock	8,993	—	—	—	—	—	—	—	—	—
Common stock and additional paid-in capital	9,317	350	31	11	100	250	175	2,031	—	—
Retained earnings and other stockholders’ equity	(41,234)	(7,983)	229	291	373	(26)	96	(7,456)	(316)	452
Total common stockholders’ equity	(31,917)	(7,633)	260	302	473	224	271	(5,425)	(316)	452
Total stockholders’ equity	(22,925)	(7,633)	260	302	473	224	271	(5,425)	(316)	452
Total liabilities and stockholders’ equity	$159,193	$25,701	$5,037	$5,065	$1,792	$486	$451	$22,131	$277	$500

See accompanying Notes to the Balance Sheet

(1) Balances for Debtors do not reflect the impact of intercompany eliminations and investments in subsidiaries.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Balance Sheet As of June 30, 2009

(Unaudited)

	DEBTOR ENTITIES (CONT’D)
	CES Aviation LLC	CES Aviation V	CES Aviation IX	Structured Asset Securities Corporation	East Dover Ltd	Lehman Scottish Finance LP	LB Rose Ranch LLC	LB 2080 Kalakaua Owners LLC	BNC Mortgage LLC	Total Debtor	Total LBHI Controlled
$ in millions	08-13905	08-13906	08-13907	09-10558	08-13908	08-13904	09-10560	09-12516	09-10137	Entities(1)	Entities(1)(2)

Assets
Cash and investments	$—	$—	$—	$—	$—	$2	$—	$—	$—	$9,377	$11,319
Cash and investments pledged or restricted	—	—	—	—	—	—	2	—	—	13,281	13,421
Financial instruments and other inventory positions:
Real estate	—	—	—	—	—	—	3	—	—	3,910	5,844
Loans	—	—	—	—	—	—	—	—	—	3,270	3,853
Private equity/Principal investments	—	—	—	—	—	—	—	—	—	2,069	8,069
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	12,039	12,138
Total financial instruments and other inventory positions:	—	—	—	—	—	—	3	—	—	21,288	29,904
Receivables and other assets	—	—	—	1	—	—	2	—	(8)	2,427	3,385
Investments in affiliates:
LBHI controlled debtor entities	—	—	—	—	—	—	—	—	—	1,628	(11,210)
LBHI controlled non-debtor entities	—	—	—	—	—	(8)	—	—	—	(25,190)	(23,987)
Non-LBHI controlled entities	—	—	—	—	—	—	—	—	—	14,838	23,035
Total Investments in affiliates	—	—	—	—	—	(8)	—	—	—	(8,724)	(12,162)
Due from affiliates:
LBHI controlled entities - post petition	—	3	6	—	—	—	—	—	—	1,493	1,593
LBHI controlled debtor entities	1	—	—	613	100	—	—	—	—	54,604	81,596
LBHI controlled non-debtor entities	—	—	—	—	—	56	—	—	17	52,360	52,361
Non-LBHI controlled entities	—	—	—	8	9	—	—	—	—	75,334	90,994
Total due from affiliates	1	3	6	621	110	56	—	—	17	183,791	226,543
Total assets	$1	$3	$6	$621	$110	$50	$7	$—	$9	$221,439	$272,410

Liabilities and stockholders’ equity

Accounts payable and other liabilities:
Payables	$—	$—	$—	$—	$—	$—	$—	$—	$—	$1,540	$1,540
Due to LBHI controlled entities	—	—	—	—	—	—	—	—	—	1,080	1,589
Total accounts payable and liabilities	—	—	—	—	—	—	—	—	—	2,620	3,129

Liabilities (subject to compromise for Debtor entities only):
Derivatives and other contractual agreements	—	—	—	—	—	—	—	—	—	13,818	13,835
Borrowings	—	—	—	—	—	—	—	—	—	99,007	99,801
Payables	—	—	—	(4)	—	—	1	1	7	3,155	3,747
Due to affiliates:
LBHI controlled debtor entities	—	8	9	589	4	—	—	—	1	54,249	107,309
LBHI controlled non-debtor entities	—	—	—	—	—	—	—	31	—	26,900	26,918
Non-LBHI controlled entities	1	—	0	—	—	—	—	—	1	55,850	61,376
Total due to affiliates	1	8	9	589	4	—	—	31	2	136,999	195,603
Total liabilities (subject to compromise for Debtor entities only)	1	8	9	585	4	—	1	33	9	252,978	312,986
Total liabilities	1	8	9	585	4	—	1	33	9	255,598	316,115

Stockholders’ equity
Preferred stock	—	—	—	—	—	—	—	—	—	8,993	11,035
Common stock and additional paid-in capital	7	—	—	20	76	50	47	(17)	67	12,515	25,387
Retained earnings and other stockholders’ equity	(6)	(5)	(3)	17	30	—	(41)	(15)	(68)	(55,666)	(80,127)
Total common stockholders’ equity	1	(5)	(3)	37	106	50	6	(32)	—	(43,151)	(54,740)
Total stockholders’ equity	1	(5)	(3)	37	106	50	6	(32)	—	(34,159)	(43,706)
Total liabilities and stockholders’ equity	$1	$3	$6	$621	$110	$50	$7	$—	$9	$221,439	$272,410

See accompanying Notes to the Balance Sheet

(1)    Balances for Debtors do not reflect the impact of intercompany eliminations and investments in subsidiaries.

(2)    Only balances between Non-Debtor Entities and other Non-Debtor Entities reflect the impact of intercompany eliminations and investments in subsidiaries.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Financial Instruments Summary and Activity(1)

As of June 30, 2009

(Unaudited)

						Activity (1/01/09 - 6/30/09)
				As Reported		Adjustments to				Fair Value /
	As of June 30, 2009			December 31,		December 31,	De-consolidate	Reclassifications	Assets	Recovery Value	Cash 1/01/09 - 6/30/09
$ in millions	Unencumbered	Encumbered	Total	2008	Change	2008(2)	Affiliates(3)	and Other(4)	Transferred(5)	Change	(Receipts)	Disbursements
Real Estate
Debtors:
Lehman Brothers Holdings Inc.	$998	$991	$1,989	$2,809	$(820)	$—	$—	$(141)	$(262)	$(327)	$(257)	$166
Lehman Commercial Paper Inc.	1,110	538	1,648	1,444	204	—	—	30	107	157	(122)	33
Lux Residential Properties Loan Finance S.a.r.l	—	270	270	—	270	—	—	330	—	(60)	—	—
LB Rose Ranch	3	—	3	—	3	—	—	5	—	(2)	—	—
Subtotal Debtors	2,111	1,798	3,910	4,253	(343)	—	—	224	(155)	(232)	(379)	199

Non-Debtors	1,558	376	1,934	5,035	(3,101)	—	(2,640)	(194)	461	(373)	(403)	48
Total Real Estate	3,670	2,174	5,844	9,288	(3,444)	—	(2,640)	30	306	(605)	(782)	248

Loans
Debtors:
Lehman Brothers Holdings Inc.	95	1,384	1,479	1,753	(274)	—	—	230	(672)	340	(172)	—
Lehman Brothers Special Financing Inc.	2	—	2	3	(1)	—	—	(1)	—	—	—	—
Lehman Brothers Commodity Service Inc.	—	—	—	1	(1)	—	—	(1)	—	1	—	—
Lehman Commercial Paper Inc.	1,789	—	1,789	2,101	(312)	(90)	—	(638)	627	(169)	(43)	—
Subtotal Debtors	1,886	1,384	3,270	3,858	(588)	(90)	—	(410)	(45)	172	(215)	—

Non-Debtors	338	245	583	3,275	(2,692)	—	(2,531)	568	(544)	(68)	(116)	—
Total Loans	2,225	1,629	3,853	7,133	(3,280)	(90)	(2,531)	158	(589)	104	(332)	—

Private Equity / Principal Investments
Debtors:
Lehman Brothers Holdings Inc.	1,333	261	1,594	1,154	440	(50)	—	—	281	164	(96)	140
Lehman Brothers Special Financing Inc.	—	—	—	170	(170)	—	—	—	(170)	—	—	—
Lehman Commercial Paper Inc.	183	292	475	651	(177)	(39)	—	—	(12)	(126)	—	—
Subtotal Debtors	1,516	553	2,069	1,975	94	(89)	—	—	100	38	(96)	140

Non-Debtors	6,000	—	6,000	5,272	728	(136)	1,024	(32)	—	42	(475)	304
Total Private Equity / Principal Investments	$7,516	$553	8,069	7,247	822	(225)	1,024	(32)	100	80	(570)	445

Derivative Receivables and Related Assets(6)
Debtors:
Lehman Brothers Special Financing Inc.			10,475	15,053	(4,578)	—	—	141	170	(2,440)	(2,449)	—
Lehman Brothers Commodity Service Inc.			874	1,598	(724)	—	—	11	—	(9)	(725)	—
Lehman Commercial Paper Inc.			327	419	(92)	—	—	—	—	66	(158)	—
Other Debtors			362	515	(153)	—	—	—	—	288	(441)	—
Subtotal Debtors			12,039	17,585	(5,546)	—	—	153	170	(2,095)	(3,773)	—

Non-Debtors			99	630	(531)	—	(487)		—	(44)	—	—
Total Derivative Receivables and Related Assets			12,138	18,215	(6,077)	—	(487)	153	170	(2,139)	(3,773)	—

Total Inventory			$29,904	$41,883	$(11,979)	$(315)	$(4,634)	$309	$(14)	$(2,560)	$(5,457)	$693

Notes:

(1)

This schedule reflects the activity in inventory between the December 31, 2008 and June 30, 2009 Balance Sheets. This schedule and the accompanying Balance Sheets exclude any assets that have been, for presentation purposes, netted against any financings. Refer to the accompanying Notes to the Balance Sheet for further discussion.

(2)

Represents adjustments for assets that were under loan participation or repurchase agreements with securitization structures and were not completely off-set against financing balances on the December 31, 2008 balance sheet.

(3)

Represents de-consolidation of LBHI-Controlled Entities whose assets and liabilities were previously recorded in LBHI-Controlled Non-Debtor Entities on the December 31, 2008 Balance Sheet, principally includes: (i) assets held at Aurora Bank FSB and Woodlands Commercial Bank (“Banks”), reported as of June 30, 2009 on an equity basis in “Investments in affiliates - LBHI-Controlled Non-Debtor Entities” on LBHI’s Balance Sheet, and (ii) $1,017 million recorded for Neuberger Berman preferred and common equity held.

(4)

Primarily includes: (i) Debtors that filed for Chapter 11 Bankruptcy protection after December 31, 2008, previously reported as Non-Debtors in the December 31, 2008 balance sheet, (ii) reclassifications of assets between legal entities or between Balance Sheet classifications, and (iii) accounting adjustments to December 31, 2008 balances due to improved visibility.

(5)	Includes: (i) assets transferred between asset teams, (ii) mortgage servicing rights transferred to the Banks, and (iii) de-participation of loans from Lehman Brothers Bankhaus A.G.
(6)

Derivatives assets include amounts that may collateralize certain notes. These amounts are under review with respect to whether any security interests are valid, perfected, or enforceable and whether they might be voidable under the U.S. Bankruptcy Code.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Real Estate Owned and Unencumbered - by Product Type(1)

As of June 30, 2009

(Unaudited)

	DEBTOR ENTITIES
$ in millions	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Other Debtor Entities	Total Debtor Entities	Non-Debtor Entities	Total LBHI Controlled Entities
Residential Real Estate
United States
Whole Loans:
Alt-A / Prime(2)
First Lien	$124	$—	$—	$124	$—	$124
Second Lien	14	—	—	14	—	14
Subtotal	137	—	—	137	—	137

Subprime(2)
First Lien	115	—	—	115	—	115
Second Lien	3	—	—	3	—	3
Subtotal	118	—	—	118	—	118

Other
Warehouse lines:
Residential	—	72	—	72	—	72
Auto	—	8	—	8	—	8
Securities	—	11	—	11	—	11
Real Estate Owned	70	—	—	70	18	88
Small Balance Commercial	—	—	—	0	6	7
Mortgage-Backed Securities(3)	—	—	—	0	396	396
Subtotal	70	91	—	162	421	582

Total Residential Real Estate	$325	$91	$—	$417	$421	$837

Commercial Real Estate
North America
Whole loans
Senior	$358	$13	$—	$371	$160	$532
B-notes/Mezzanine	254	—	—	254	48	302
Corporate Loans	24	123	—	147	90	237
Seller Financed Loans	—	331	—	331	—	331
Equity	12	—	3	14	418	432
Other	25	14	—	39	6	44
Subtotal	673	482	3	1,157	721	1,878

Europe
Whole loans
Senior	—	107	—	107	—	107
B-notes/Mezzanine	—	413	—	413	1	414
Corporate Loans		18		18	3	21
Equity	—	—	—	—	140	140
Subtotal	—	538	—	538	144	682

Asia
Whole loans
Senior	—	—	—	—	20	20
B-notes/Mezzanine	—	—	—	—	51	51
Other	—	—	—	—	45	45
NPLs(4)	—	—	—	—	66	66
Equity	—	—	—	—	90	90
Subtotal	—	—	—	—	272	272

Total Commercial Real Estate	$673	$1,019	$3	$1,695	$1,138	$2,833

Total Real Estate	$998	$1,110	$3	$2,111	$1,558	$3,670

Notes:

(1)

This schedule reflects unencumbered assets that are included on the Balance Sheet. Pledged assets are presented separately on the schedule of Pledged Inventory. Refer to the accompanying Notes to the Balance Sheet for further discussion on valuation and additional disclosures.

(2)	Prime / Subprime designations based on loan characteristics at origination.
(3)	Rated non-investment grade.
(4)	NPLs are loans purchased as non-performing loans.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Commercial Real Estate Owned and Unencumbered - By Property Type And Region(1)

As of June 30, 2009

(Unaudited)

$ in millions	North America	Europe	Asia	Total
Commercial Real Estate
Senior Whole Loans
Office	$62	$53	$7	$122
Hotel	77	—	—	77
Multi-family	13	—	—	13
Retail	1	41	13	55
Condominium	137	13	—	150
Land	228	—	—	228
Self Storage	5	—	—	5
Other	9	—	—	9
Total Senior Whole Loans by Type	532	107	20	659

B-Note/Mezz Whole Loans
Office	90	204	20	314
Hotel	23	15	10	48
Multi-family	83	95	—	178
Mixed-use	—	100	10	110
Retail	20	0	—	20
Condominium	53	—	—	53
Land	32	—	10	42
Other	2	—	—	2
Total B-Notes/Mezz Whole Loans by Type	302	414	51	767

Corporate Loans
Industrial	24	—	—	24
Multi-family	179	3	—	181
Condominium	—	18	—	18
Other	34	—	—	34
Total Corporate Loans by Type	237	21	—	258

Seller Financed Loans
Office	120	—	—	120
Hotel	27	—	—	27
Multi-family	165	—	—	165
Other	20	—	—	20
Total Seller Financed Loans by Type	331	—	—	331

NPLs(2)
Mixed Use	—	—	1	1
Residential	—	—	62	62
Other	—	—	3	3
Total NPLs by Type	—	—	66	66

Equity
Office	16	42	45	103
Industrial	8	3	—	11
Hotel	125	—	12	137
Multi-family	105	20	8	133
Retail	—	64	—	64
Mixed-use	4	4	1	10
Condominium	50	—	—	50
Land	75	—	19	95
Other	49	6	4	59
Total Equity by Type	432	140	90	662

Other	44	—	45	89

Total Commercial Real Estate	$1,878	$682	$272	$2,833

Notes:

(1)   This schedule reflects unencumbered assets that are included on the Balance Sheet. Pledged assets are presented separately on the schedule of Pledged Inventory. Refer to the accompanying Notes to the Balance Sheet for further discussion on valuation and additional disclosures.

(2)   NPLs are loans purchased as non-performing loans.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Loan Portfolio (Funded and Unencumbered) Summary by Rating(1)

As of June 30, 2009

(Unaudited)

$ in millions

	DEBTOR ENTITIES
Ratings Equivalent(2)	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Non-Debtor Entities	Total LBHI- Controlled Entities	% of Total

	Notional
High Grade	$138	$333	$—	$—	$—	$471	9.4%
High Yield	—	1,184	2	—	31	1,217	24.3%
Non-Rated(4)	13	1,186	—	—	2,123	3,322	66.3%

Total	$151	$2,703	$2	$—	$2,154	$5,010	100.0%

	Fair Value(3)
High Grade	$83	$229	$—	$—	$—	$312	14.0%
High Yield	—	409	2	—	30	442	19.9%
Non-Rated(4)	12	1,151	—	—	308	1,471	66.1%

Total	$95	$1,789	$2	$—	$338	$2,225	100.0%

Notes:

(1)         This schedule reflects unencumbered assets that are included on the Balance Sheet.  Pledged assets are presented separately on the schedule of Pledged Inventory.  Refer to the accompanying Notes to the Balance Sheet for further discussion on valuation and additional disclosures.

(2)         “High Grade” (investment grade) or “High Yield” (non-investment grade) categorizations are based on internal ratings and may not be equivalent to external credit assessments by major independent credit rating agencies.

(3)         Loans are reported at Fair Value as defined in the accompanying Notes to the Balance Sheet.

(4)         Non-Rated assets include corporate loans that have not been rated as of June 30, 2009, bonds held that were issued by third-party special purpose vehicles (“SPVs”) of about $900 million on a notional basis and $880 million on a fair value basis, and trade claims, which are included at a fair value of approximately $60 million in both “Notional” and “Fair Value” tables above.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Private Equity / Principal Investments Owned and Unencumbered by Legal Entity and Product Type(1)

As of June 30, 2009

(Unaudited)

$ in millions	Private Equity Platform	Direct Investments	GP/LP Investments(3)	Asia Investments	Other(4)	Totals
By Legal Entity
Debtors:
Lehman Brothers Holdings Inc.	$—	$376	$924	$—	$33	$1,333
Lehman Brothers Special Financing Inc.	—	—	—	—	—	—
Lehman Commercial Paper Inc.	—	183	—	—	—	183
Total Debtors	—	559	924	—	33	1,516

Non-Debtors(2)	823	2,483	1,599	885	211	6,000

Total	$823	$3,042	$2,523	$885	$243	$7,516

By Product Type
Private Equity / Leveraged Buy Outs (“LBOs”)	$229	$2,373	$449	$522	$—	$3,573
Venture Capital	81	60	11	—	—	152
Fixed Income	79	395	93	111	—	679
Real Estate Funds	367	1	1	—	—	369
Hedge Funds	—	—	1,968	—	171	2,139
Other(5)	67	213	—	252	72	604

Total	$823	$3,042	$2,523	$885	$243	$7,516

Notes:

(1)

This schedule reflects unencumbered assets that are included on the Balance Sheet. Pledged assets are presented separately on the schedule of Pledged Inventory. Private Equity / Principal Investments are reported at values as of June 30, 2009, as defined in the accompanying Notes to the Balance Sheet. Refer to the accompanying Notes to the Balance Sheet for further discussion on valuation and additional disclosures.

(2)

Non-Debtors balance in Direct Investments includes $1,017 million recorded for preferred and common equity interests in Neuberger Berman as of June 30, 2009. See Notes to the Balance Sheet for further discussion on the Neuberger Berman transaction.

(3)	Represents Limited Partner interests in investment funds and General Partner ownership interests in Fund Sponsors.
(4)	“Other” primarily represents Seed Capital and Tax Credit investments.
(5)	“Other” includes foreign and domestic publicly traded equities, and other principal or private equity investments.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors

Derivatives Assets and Liabilities(1)

(Unaudited)

	DEBTOR ENTITIES
$ in millions	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Brothers Commodity Services Inc.	Lehman Brothers Commercial Corporation	Lehman Brothers OTC Derivatives Inc.	Lehman Brothers Financial Products Inc.	Lehman Brothers Derivative Products Inc.	Lehman Commercial Paper Inc.	Total Debtor Entities
Assets - Receivables, Net(1)
As of June 30, 2009:
Open	$0	$1,492	$38	$2	$91	$16	$—	$42	$1,681
Termed / Matured	3	8,672	804	81	74	33	63	285	10,014
Total(2)	$3	$10,164	$842	$83	$165	$48	$63	$327	$11,695
Other Derivative Related Assets(3)	—	311	32	—	—	—	—	—	343
Total Derivatives and Related Assets	$3	$10,475	$874	$83	$165	$48	$63	$327	$12,039

Open (# of ISDAs)	1	465	13	3	27	5	—	3	517
Termed / Matured (# of ISDAs)	1	2,108	222	220	33	13	60	42	2,699
Total	2	2,573	235	223	60	18	60	45	3,216

Net Cash Collections(5)	$—	$4,034	$1,160	$427	$(21)	$118	$170	$158	$6,045

As of September 30, 2009:(4)
Open	$—	$1,298	$13	$2	$86	$15	$—	$—	$1,414
Termed / Matured	—	7,695	515	74	74	31	58	107	8,554
Total	$—	$8,993	$529	$76	$160	$45	$58	$107	$9,968
Other Derivative Related Assets(3)	—	386	39	—	—	—	—	—	425
Total Derivatives and Related Assets	$—	$9,380	$567	$76	$160	$45	$58	$107	$10,393

Open (# of ISDAs)	1	458	11	2	26	5	—	—	503
Termed / Matured (# of ISDAs)	1	1,786	227	212	72	9	55	16	2,378
Total	2	2,244	238	214	98	14	55	16	2,881

Net Cash Collections(5)	$—	$5,024	$1,469	$430	$23	$126	$175	$378	$7,623

Liabilities - Payables(1)
As of June 30, 2009:
Open	$—	$(977)	$(38)	$(295)	$(196)	$(6)	$—	$(5)	$(1,517)
Termed / Matured	—	(9,014)	(2,176)	(661)	(278)	(47)	(57)	(67)	(12,300)
Total	$—	$(9,991)	$(2,214)	$(956)	$(474)	$(53)	$(57)	$(73)	$(13,818)

Open (# of ISDAs)	—	499	41	129	52	3	—	1	725
Termed / Matured (# of ISDAs)	—	1,684	188	91	86	12	92	3	2,156
Total	—	2,183	229	220	138	15	92	4	2,881

As of September 30, 2009:(4)
Open	$—	$(836)	$(19)	$(25)	$(108)	$(6)	$—	$—	$(994)
Termed / Matured	—	(8,469)	(2,153)	(720)	(481)	(59)	(76)	(73)	(12,032)
Total	$—	$(9,305)	$(2,172)	$(745)	$(589)	$(65)	$(76)	$(73)	$(13,026)

Open (# of ISDAs)	—	339	10	10	14	3	—	—	376
Termed / Matured (# of ISDAs)	—	1,835	184	208	70	17	50	12	2,376
Total	—	2,174	194	218	84	20	50	12	2,752

Notes:

(1)

Amounts reported for June 30, 2009 in this schedule differ from preliminary estimates previously disclosed in an Accompanying Schedule to the December 31, 2008 Balance Sheet in the Monthly Operating Report filed on August 21, 2009 due to improved counterparty visibility. Refer to the accompanying Notes to the Balance Sheet for further discussion regarding derivative values recorded.

(2)

The receivables from special purpose vehicles (“SPV”), unadjusted for factors that may affect recovery, were approximately $10.3 billion as of June 30, 2009 and September 30, 2009. Primarily the positions with SPV counterparties were at Lehman Brothers Special Financing Inc.

(3)

Amounts represent assets being managed by the LBHI Derivative Asset team that are not related to open or termed ISDA’s. Amounts primarily include returned customer collateral, physical commodity positions, and interests in hedge funds that were classified differently in previous balance sheets.

(4)	September 30, 2009 balances and trade metrics are preliminary and are subject to change.
(5)

Collections are post-September 15, 2008. Cash collections are primarily from derivatives counterparties. Amounts include cash collected on derivative trades which collateralize notes, and as such, these amounts are reflected in restricted cash on the balance sheet for Lehman Brothers Special Financing Inc.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Pledged Inventory - By Asset Group and Legal Entity(1)

As of June 30, 2009

(Unaudited)

	DEBTOR ENTITIES
$ in millions	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Lux Residential Properties Loan Finance S.a.r.l	Total Debtor Entities	Non-Debtor Entities	Total LBHI Controlled Entities
Pledged Inventory

Real Estate - Commercial:						—
Senior Notes(2)	$991	$457	$—	$1,448	$—	$1,448
Whole loans - Senior
North America	—	—	—	—	266	266
Europe	—	—	—	—	109	109
Asia	—	—	—	—	1	1
U.S. Corporate Loans	—	80	270	350	—	350
Total Real Estate Pledged	991	538	270	1,798	376	2,174

Loans:						—
Senior Notes(2)	1,217	—	—	1,217	—	1,217
U.S. and U.K. Corporate Loans	167	—	—	167	245	412
Total Loans Pledged	1,384	—	—	1,384	245	1,629

Private Equity / Principal Investments:
Senior Notes(2)	261	292	—	553	—	553

Total Pledged	$2,635	$829	$270	$3,735	$621	$4,356

Allocation of Pledged Inventory by Counterparty Type
Clearing Banks and Collateralized Lenders	$2,635	$749	$—	$3,385	$621	$4,006
LBHI Controlled Affiliates:
Aurora Bank FSB	—	80	135	215	—	215
Woodlands Commercial Bank	—	—	135	135	—	135

Total Pledged	$2,635	$829	$270	$3,735	$621	$4,356

Notes:

(1)	Schedule presents encumbered assets reported on the Balance Sheet. Refer to the accompanying Notes to the Balance Sheet for further discussion on valuation and additional disclosures.
(2)	Represents Senior Notes held by LBHI and LCPI in Lehman-created securitization vehicles.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Reconciliation to November 2009 “State of the Estate” Presentation(1)

As of June 30, 2009

(Unaudited)

			Private
			Equity /
	Real		Principal
$ in millions	Estate	Loans	Investments	TOTAL

Financial Instruments and Other Inventory, per Nov 2009 “State of the Estate”	$14,358	$10,775	$8,301	$33,434

Amounts Not Included in June 30, 2009 Balance Sheet:
Assets in Securitization Vehicles and Other Secured Financings(2)	(1,590)	(2,316)	(239)	(4,145)
Assets Managed for the Bank Platforms(3)	(986)	(1,812)	—	(2,798)
Assets Managed for LB Bankhaus(4)	(1,652)	(1,071)	—	(2,723)
Fair value adjustment(5)	(4,662)	(2,334)	—	(7,006)
Activity to September 30, 2009(6)	—	405	—	405

Amounts Included in June 30, 2009 Balance Sheet:
Pledged assets(7)	376	—	—	376
South American Loan Portfolio	—	160	—	160
Market value adjustment	—	—	7	7
Trade claims	—	56	—	56

Amounts, per Balance Sheet as of June 30, 2009	$5,844	$3,853	$8,069	$17,767

Notes:

(1)

This schedule reconciles the amounts disclosed in the “State of the Estate” presentation, dated November 2009, to the Balance Sheet as of June 30, 2009. Refer to the accompanying Notes to the Balance Sheet for further discussion.

(2)

Represents inventory collateralizing participation or repurchase agreements and offset with the financing balances for presentation purposes on the Balance Sheet. Amounts reported above exclude fair value attributed to pledged assets held by LBHI-Controlled entities that are recorded on the Balance Sheet at June 30, 2009.

(3)	Assets managed for Aurora Bank FSB and Woodlands Commercial Bank, reported on the equity basis in the Balance Sheet.
(4)	Refers to Lehman Brothers Bankhaus A.G., a Non-LBHI Controlled Entity.
(5)

Reflects (i) fair value adjustments to the unencumbered notional amounts of loan positions as presented by the Loans asset team, and (ii) adjustment for the present value of future cash flows for unencumbered commercial real estate positions as presented by the Real Estate asset team.

(6)	Net activity subsequent to June 30, 2009 for cash receipts and disbursements, currency fluctuations and other activity.
(7)	Represents collateral underlying secured borrowings.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Schedule of Unfunded Lending and Principal Investments Commitments(1)

As of September 30, 2009

(Unaudited)

							Reconciliation to Nov 2009 “State of the Estate”
	DEBTOR ENTITIES							Total Unfunded
$ in millions	Lehman Brothers Holdings Inc.	Lehman Commercial Paper Inc.	Other Debtor Entities	Total Debtor Entities	Non-Debtor Entities	Total LBHI Controlled Entities	Add: LB Bankhaus(5)	Commitments Per “State of the Estate”
Real Estate(3)
Commercial	$101	$226	$—	$326	$38	$365
Bank Platforms(6)	—	—	—	—	67	67
Total	101	226	—	326	105	432	12	444

Loans(2)(3)
High Grade	176	4,112	—	4,288	—	4,288
High Yield	63	2,717	11	2,791	—	2,791
Non-Rated	—	1	—	1	—	1
Bank Platforms(6)	—	—	—	—	3,361	3,361
Total	239	6,829	11	7,079	3,361	10,440	224	10,664

Principal Investments
Private Equity Platform	—	—	—	—	641	641
Direct Investments	—	126	—	126	72	198
GP / LP Investments(4)	111	—	—	111	967	1,078
Total	111	126	—	237	1,681	1,918	—	1,918

Total	$451	$7,181	$11	$7,643	$5,147	$12,790	$236	$13,026

Notes:
(1)	Schedule presents unfunded (i) lending commitments, or (ii) private equity capital commitments.
(2)

“High Grade” (investment grade) or “High Yield” (non-investment grade) categorizations are based on internal ratings and may not be equivalent to external credit assessments by major independent credit rating agencies.

(3)	Loan commitments include $1.8 billion, and Real Estate commitments include $42 million, respectively, in pledged commitments. Amounts exclude commitments made by Aurora and Woodlands.
(4)	Represents interests held in General Partnership (“GP”) and Limited Partnership (“LP”) investments.
(5)	Refers to Lehman Brothers Bankhaus A.G., a Non-LBHI Controlled Entity.
(6)	Includes Woodlands Commercial Bank and Aurora Bank FSB.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Intercompany Receivables and Payables(1)(2)

As of June 30, 2009

(Unaudited)

	DEBTOR ENTITIES
$ in billions	Lehman Brothers Holdings Inc.	Lehman Brothers Special Financing Inc.	Lehman Commercial Paper Inc.	Other Debtor Entities	Total Debtor Entities(3)	Total LBHI- Controlled Entities(3)(4)
Receivable from:
Lehman Brothers Holdings Inc.	$—	$—	$4.3	$1.7	$5.9	$28.8
Lehman Brothers Special Financing Inc.	19.8	—	0.1	0.9	20.7	22.3
Lehman Commercial Paper Inc.	20.8	0.9	—	0.7	22.4	24.3
Other debtor enitities	4.4	0.7	0.4	—	5.5	6.2
Total LBHI controlled debtor entities	45.0	1.6	4.7	3.3	54.6	81.6
LBHI controlled entities - post petition	0.8	—	0.2	0.5	1.5	1.6
LBHI controlled non-debtor entities	43.0	0.5	8.6	0.3	52.4	52.4
Non-LBHI controlled entities	59.6	8.5	0.7	6.5	75.3	91.0
Total receivable from	$148.3	$10.7	$14.2	$10.6	$183.8	$226.5

Payable to:
LBHI-Controlled - post petition	$0.8	$0.3	$—	$—	$1.1	$1.6

Lehman Brothers Holdings Inc.	—	19.5	20.5	4.4	44.4	88.0
Lehman Brothers Special Financing Inc.	—	—	0.9	0.8	1.7	2.2
Lehman Commercial Paper Inc.	4.4	0.1	—	0.4	4.9	13.6
Other debtor enitities	1.7	0.8	0.7	—	3.3	3.5
Total LBHI controlled debtor entities	6.2	20.4	22.2	5.6	54.2	107.3
LBHI Controlled non-debtor entities	22.9	1.5	1.8	0.7	26.9	26.9
Non-LBHI controlled entities	50.7	0.8	1.8	2.6	55.9	61.4
Total payable to	$79.7	$22.6	$25.8	$8.8	$137.0	$195.6

Notes:

(1)

This schedule presents intercompany receivables and payables. Certain differences may exist between pre-petition intercompany balances due to rounding and historically unreconciled differences. Such differences are under review and may result in future adjustments to the Balance Sheet.

(2)

Prior to the Chapter 11 cases, certain intercompany financing transactions may have occurred amongst the Company entities. For presentation purposes, inventory (not pledged to a third-party financing) collateralizing the financing transaction has not been transferred and continues to be reflected on the balance sheet of the entity receiving the financing, along with the related liability. These transactions are under review. Upon completion of such review, related amounts recorded in the Balance Sheet may require adjustments in future periods which may be material.

(3)

Amounts recorded on the respective balance sheets are the aggregate of the respective debtor entities and non-debtor entities remaining under the control of LBHI. Balances for debtor entities do not reflect the impact of intercompany eliminations and investments in subsidiaries.

(4)	Balances between non-debtor entities and other, non-debtor entities reflect the impact of intercompany eliminations and investments in subsidiaries.

LEHMAN BROTHERS HOLDINGS INC., (“LBHI”), AND OTHER DEBTORS AND OTHER CONTROLLED ENTITIES

BASIS OF PRESENTATION

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS

NOVEMBER 1, 2009 TO NOVEMBER 30, 2009

The information and data included in this Report are derived from sources available to Lehman Brothers Holdings Inc. (the “Company”) and its other subsidiaries that have filed proceedings under Chapter 11 of the Bankruptcy Code (collectively, the “Debtors” or the “Estate”).  The Debtors’ chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Rule 101(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). The Debtors have prepared this presentation, as required by the Office of the United States Trustee, based on the information available to the Debtors at this time, but note that such information may be incomplete and may be materially deficient in certain respects.  This MOR is not meant to be relied upon as a complete description of the Debtors, their business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Debtors reserve all rights to revise this report.

1.     This MOR is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). This MOR should be read in conjunction with the financial statements and accompanying notes in the Company’s annual and quarterly reports that were filed with the United States Securities and Exchange Commission.

2.     This MOR is not audited and will not be subject to audit or review by the Company’s external auditors at any time in the future.

3.     The beginning and ending balances include cash in demand-deposit accounts (DDA), money-market funds (MMF), treasury bills, and other investments.

4.     Intercompany transfers between Lehman entities are listed as disbursements for the paying entity and receipts for the receiving entity.

5.     The following Debtors have not been included as Debtors in this MOR Report:

a.     PAMI Statler Arms LLC (“PAMI”) — Books and records for PAMI are maintained separately and not in a manner similar to the majority of the Company’s subsidiaries.  This entity does not maintain a separate cash account.

b.     Lehman Brothers Finance SA (“LBF”) — Subsequent to its bankruptcy filing on October 3, 2008, LBF became subject to an insolvency proceeding in Switzerland.

LEHMAN BROTHERS HOLDINGS INC. and Other Debtors and Other Controlled Entities

Schedule of Cash Receipts and Disbursements

November 1, 2009 - November 30, 2009

Unaudited ($ in millions - except Notes)

		Beginning Cash &							Ending Cash &
	Filing	Investments						FX	Investments
Legal Entity	Date	(11/1/09) (a)	Receipts		Transfers (b)	Disbursements		Fluctuation (c)	(11/30/09) (d)
Lehman Brothers Holdings Inc.	9/15/2008	$2,554	$519	(e)	$1	$(604	)(f)	$4	$2,474
LB 745 LLC	9/16/2008	—	—		—	—		—	—
Lehman Brothers Special Financing Inc. (“LBSF”)	10/3/2008	4,881	345		—	(110	)(g)	3	5,120
Lehman Brothers Commodity Services Inc. (“LBCS”)	10/3/2008	1,171	3		—	—		2	1,176
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	10/3/2008	166	1		—	—		—	167
Lehman Commercial Paper Inc. (“LCPI”)	10/5/2008	3,443	274		—	(172	)(h)	1	3,546
Lehman Brothers Commercial Corporation (“LBCC”)	10/5/2008	469	3		—	—		—	472
Lehman Brothers Derivative Products Inc. (“LBDP”)	10/5/2008	390	1		—	(3)		—	387
Lehman Brothers Financial Products Inc. (“LBFP”)	10/5/2008	425	1		—	—		—	426
CES Aviation LLC	10/5/2008	—	—		—	—		—	—
CES Aviation V LLC	10/5/2008	—	—		—	—		—	—
CES Aviation IX LLC	10/5/2008	—	—		—	—		—	—
East Dover Limited	10/5/2008	—	—		—	—		—	—
Lehman Scottish Finance L.P.	10/5/2008	2	—		—	—		—	2
Luxembourg Residential Properties Loan Finance	1/7/2009	—	—		—	—		—	—
BNC Mortgage LLC	1/9/2009	—	—		—	—		—	—
LB Rose Ranch LLC	2/9/2009	1	—		—	—		—	1
Structured Asset Securities Corporation (“SASCO”)	2/9/2009	—	—		—	—		—	—
LB 2080 Kalakaua Owners LLC	4/23/2009	—	—		—	—		—	—
Total Debtor Cash and Investment Flows excl. International (i)		$13,502	$1,146		$1	$(889)		$10	$13,771
Non-Debtor Cash and Investment Balances excl. International (i) (j)		1,564							1,987
Debtor and Non-Debtor International Cash and Investment Balances (k)		765							576
Total Cash and Investment Balances		$15,831							$16,334

Notes:

(a)	Beginning Cash & Investments balance has been restated from October 31, 2009 closing balance by ($4 million) for LBHI to exclude cash posted as collateral for surety bonds.
(b)	Reflects transfers from bank accounts managed in other regions to the U.S.
(c)	Reflects fluctuation in value in foreign currency bank accounts.
(d)

Ending Cash and Investments balances include approximately $2.8 billion of cash associated with pledged assets, court order segregated accounts, funds administratively held by banks, and other identified funds which may not belong to the Debtor or non-Debtor subsidiaries. These amounts are preliminarily estimated as follows: Debtors - LBHI $283 million, LBSF $374 million, LBCS $35 million, LCPI $1.8 billion, LBCC $8 million, Lehman Scottish Finance $2 million; Non-Debtors $96 million; and International $142 million, and are subject to adjustment.

(e)

Includes $385 million in receipts from Aurora Bank associated with repayment of court approved repo financing transactions. On 11/30/09, $230 million in principal was still outstanding with Aurora Bank.

(f)	Reflects ordinary course outflows and other court approved disbursements, including court approved disbursements to Aurora Bank - for repo financing transactions of $502 million.
(g)	Reflects $109 million posted as collateral for court approved hedging activity and $1 million disbursements related to live trades.
(h)	LCPI, in its capacity as loan agreement agent, makes pass-along disbursements of principal and interest to loan syndicate participants.
(i)	Represents bank accounts managed and reconciled by Lehman US operations. Foreign currency cash flows are reflected in USD equivalents.
(j)	Balance increase primarily reflects transfer of $255 million from Asia to US domiciled accounts (see note k).
(k)

Reflects Debtor and non-Debtor international cash and investment balances managed and reconciled by Lehman foreign operations. Ending balance of $576 million includes Asia balance of $465 million, South America balance of $30 million and legacy Europe balance of $81 million. Decrease in balance by $189 million primarily reflects transfer of ($255 million) from Asia to US domiciled accounts.

LEHMAN BROTHERS HOLDINGS INC. (“LBHI”)

BASIS OF PRESENTATION

SCHEDULE OF PROFESSIONAL FEE AND EXPENSE DISBURSEMENTS

DATED FROM FILING DATE TO NOVEMBER 30, 2009

The information and data included in this Report are derived from internal systems maintained by Lehman Brothers Holdings Inc. (the “Company”).  The Company, and its other subsidiaries that have filed proceedings under Chapter 11 of the Bankruptcy Code (collectively, the “Debtors” or the “Estate”), have had their chapter 11 cases consolidated for procedural purposes only and are being jointly administered pursuant to Rule 101(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). The Debtors have prepared this presentation, as required by the Office of the United States Trustee, based on information from the Debtors’ internal systems, but note that such information may be incomplete in certain respects and the Debtors reserve all rights to revise this report.  This MOR is not meant to be relied upon as a complete description of the Debtors, their business, condition (financial or otherwise), results of operations, prospects, assets or liabilities.

1.     This MOR is not prepared in accordance with U.S. generally accepted accounting principles (GAAP). This MOR should be read in conjunction with the financial statements and accompanying notes in the Company’s annual and quarterly reports that were filed with the United States Securities and Exchange Commission.

2.     This MOR is not audited and will not be subject to audit or review by the Company’s external auditors at any time in the future.

3.     The professional fee disbursements presented in this report reflect the date of actual cash payments to professional service providers.  The Debtors have incurred additional professional fee expenses during the reporting period that will be reflected in future MORs as cash payments are made to providers.

LEHMAN BROTHERS HOLDINGS INC.

Schedule of Professional Fee Disbursements (a)

November 2009

Unaudited ($ in thousands)

			Filing Date
		Nov-09	Through Nov-09 (b)
Debtors - Section 363 Professionals
Alvarez & Marsal LLC	Interim Management	$16,510	$202,419
Kelly Matthew Wright	Art Consultant and Auctioneer	5	43
Natixis Capital Markets Inc.	Derivatives Consultant	665	6,692
Debtors - Section 327 Professionals
Bingham McCutchen LLP	Special Counsel - Tax	665	7,926
Bortstein Legal LLC	Special Counsel - IT and Other Vendor Contracts	124	2,282
Curtis, Mallet-Prevost, Colt & Mosle LLP	Special Counsel - Conflicts	641	11,782
Discover Ready LLC	eDiscovery Services	—	4,812
Ernst & Young LLP	Audit and Tax Services	60	1,296
Hudson Global Resources	Contract Attorneys	821	1,928
Huron Consulting	Tax Services	221	1,818
Jones Day	Special Counsel - Asia	1,885	12,339
Lazard Freres & Co.	Investment Banking Advisor	—	13,899
McKenna Long & Aldridge LLP	Special Counsel - Commercial Real Estate Lending	—	2,320
Pachulski Stang Ziehl & Jones	Special Counsel - Real Estate	200	537
Reilly Pozner LLP	Special Counsel - Mortgage Litigation and Claims	165	1,553
Simpson Thacher & Bartlett LLP	Special Counsel - SEC Reporting, Asset Sales, and Congressional Testimony	47	2,091
Weil Gotshal & Manges LLP	Lead Counsel	8,560	127,143
Windels Marx Lane & Mittendorf, LLP	Special Counsel - Real Estate	598	598
Debtors - Claims and Noticing Agent
Epiq Bankruptcy Solutions LLC	Claims Management and Noticing Agent	—	2,773
Creditors - Section 327 Professionals
FTI Consulting Inc.	Financial Advisor	—	16,270
Houlihan Lokey Howard & Zukin Capital Inc.	Investment Banking Advisor	333	5,197
Milbank Tweed Hadley & McCloy LLP	Lead Counsel	2,041	36,427
Quinn Emanuel Urquhart Oliver & Hedges LLP	Special Counsel - Conflicts	552	4,280
Richard Sheldon, Q.C.	Special Counsel - UK	6	74
Examiner - Section 327 Professionals
Duff & Phelps LLC	Financial Advisor	3,800	21,395
Jenner & Block LLP	Examiner	6,186	27,887
Fee Examiner
Feinberg Rozen LLP	Fee Examiner	—	343
Total Non-Ordinary Course Professionals		44,084	516,124
Debtors - Ordinary Course Professionals		1,550	16,854
US Trustee Quarterly Fees		—	483
Total Professional Fees and UST Fees		$45,634	$533,461

(a)

All professional fees have been paid by LBHI; however, a portion has been charged back to debtor and non-debtor subsidiaries based on the direct costs associated with each entity and an allocation methodology.

(b)

The figures reflected in this table represent cash disbursements from LBHI’s filing date through the end of October 2009 and do not include holdback amounts required by court order for Non-Ordinary Course Professionals. The figures do not include accruals.